Exhibit 10.2
INTERCONTINENTALEXCHANGE, INC.
2005 EQUITY INCENTIVE PLAN
     1. Purpose. The purpose of the Plan is to provide an incentive to attract, retain and reward individuals performing services for the Company and to motivate such individuals to contribute to the growth and profitability of the Company.
     The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units.
     2. Administration.
     (a) Powers of the Administrator. The Plan shall be administered by the Administrator. Subject to Applicable Laws and the provisions of the Plan, the Administrator shall have all powers and discretion necessary or appropriate to administer the Plan, including, but not limited to, the power to (i) select the persons to be granted Awards under this Plan, (ii) to determine the number of shares subject to each Award, (iii) to determine the exercise price or purchase price of each Award, (iv) to set the terms and conditions of each Award, (v) to determine whether Awards will be settled in Shares, cash or in any combination thereof, (v) to adopt such rules and procedures as it deems necessary or appropriate for the administration, interpretation and application of the Plan, and (vi) to determine all other matters relating to administration and operation of the Plan. The terms and conditions of each Option includes whether an Option should be an ISO or an NSO. All questions of interpretation, implementation, and application of the Plan shall be determined by the Administrator in its sole discretion. Such determinations shall be final and binding on all persons, and shall be given the maximum deference permitted by law. All determinations of the Administrator shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. No member of the Board or the Committee that acts as Administrator shall be liable for any act or omission on such member’s own part, including but not limited to, the exercise of any power or discretion given to such member under the Plan, except for those acts or omissions resulting from such member’s own gross negligence or willful misconduct.
     (b) Section 409A of the Code. The Administrator may only grant those Awards that either comply with the applicable requirements of Section 409A of the Code, or do not result in the deferral of compensation within the meaning of Section 409A of the Code.
     3. Shares Subject to the Plan.
     (a) Number of Shares. The maximum number of Shares that may be issued under the Plan is 2,125,000 (prior to November 21, 2005, 8,500,000), subject to limited re-issuance as indicated below. This limit is subject to adjustment as provided in Section 3(c). The Shares may be authorized, but unissued Shares, or reacquired Shares. Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in Shares pursuant to the exercise or settlement of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment.

     (b) Lapsed Awards. If an Option or SAR expires, is surrendered, or becomes unexercisable without having been exercised in full, or if any unissued Shares are retained by the Corporation upon exercise of an Option or SAR in order to satisfy the exercise price or any withholding taxes due with respect to such exercise, the unissued or retained Shares shall become available for future grant under the Plan (unless the Plan has terminated). If unvested Shares are forfeited (repurchased by the Corporation at their original purchase price), such Shares shall also become available for future grant under the Plan, but the total number of such forfeited Shares that become available may not exceed twice the maximum number set forth above (subject to adjustment as provided in Section 3(c)). Other Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future grant under the Plan. Upon the exercise of any Award granted in tandem with any other Award, such related Award shall be cancelled to the extent of the number of Shares as to which the Award is exercised and, notwithstanding the foregoing, such number of Shares shall no longer be available for Awards under the Plan.
     (c) Adjustments in Awards and Authorized Shares. In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, separation, liquidation or other change in the corporate structure or capitalization affecting the Shares, appropriate adjustment shall be made by the Administrator in the kind, exercise price (or purchase price, as applicable), and number of Shares (including, but not limited to, the maximum number of Shares reserved under the Plan) that are or may become subject to Awards granted or to be granted under the Plan; provided, however, any adjustment to an outstanding Option or SAR shall comply with Section 424 of the Code. The determination by the Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding on all persons.
     (d) Limitations.
          (i) Subject to adjustment as provided in Section 3(c), not more than an aggregate of 2,125,000 (prior to November 21, 2005, 8,500,000) Shares may be issued under ISOs.
          (ii) Effective on or after the Listing Date, subject to adjustment as provided in Section 3(c) above, the maximum number of Shares with respect to which Options or SARs, or a combination thereof, may be granted during any calendar year to any individual Grantee shall be 250,000 (prior to November 21, 2005, 1,000,000), and the maximum number of Shares with respect to which Restricted Stock or RSUs, or a combination thereof, may be granted during any calendar year to any individual Grantee shall be 125,000 (prior to November 21, 2005, 500,000). For persons hired on or after adoption of the Plan by the Board, these limits can be increased to 500,000 (prior to November 21, 2005, 2,000,000) Shares with respect to which Options or SARs may be granted, and 250,000 (prior to November 21, 2005, 1,000,000) Shares with respect to Restricted Stock or RSUs may be granted during any calendar year. These limitations shall be applied and construed consistently with Section 162(m) of the Code.
     4. Eligibility. The Administrator may grant an Award to any natural person (or any other person if the securities law requirements are met) who is an employee, consultant, or director of the Company, as selected in the sole discretion of the Administrator.

     5. Stock Options.
     (a) Grant of Options. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Options. Each Option granted under the Plan shall be authorized by action of the Administrator and shall be evidenced by an Award Agreement.
     (b) ISOs or NSOs. Options granted under the Plan shall be designated by the Administrator as either ISOs or NSOs. The Company does not represent or warrant that an Option intended to be an ISO qualifies as such. To the extent that the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which ISOs are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds one-hundred thousand dollars ($100,000), the Option shall be treated as an NSO. If an ISO is exercised more than three (3) months after the date on which Grantee ceases to be an employee (other than by reason of death or Disability), the Option will be treated as an NSO, and not an ISO, as required by Section 422 of the Code.
     (c) Option Exercise Price. The exercise price for the Shares to be issued pursuant to the exercise of an Option shall be determined by the Administrator; provided, however, in the case of an ISO, and an NSO intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.
     (d) Time of Exercise. An Option shall become exercisable as specified in the Award Agreement. An Option shall not be exercisable after the 10th anniversary of the date of grant.
     (e) Vesting.
          (i) Shares shall become vested as specified in the Award Agreement. Vesting may be immediate or deferred. Vesting may be time-based or performance-based. Shares acquired on exercise of an Option shall first be attributable to vested Shares, then unvested Shares. Shares shall cease to vest at the time of termination of Service.
          (ii) Shares acquired under the Plan that have not vested may be repurchased by the Corporation at the lesser of the original exercise price or the Shares’ Fair Market Value if the Grantee’s Service with the Company is terminated for any reason or no reason, with or without Cause. The Corporation may assign any unvested Share repurchase right it may have, whether or not then exercisable, to such person or persons as may be selected by the Corporation. The Corporation may require the Grantee to place certificates for any unvested Shares in escrow under reasonable terms established by the Administrator.
          (iii) Upon the occurrence of a Change in Control, the unvested Share repurchase right shall lapse to the same extent as Options become exercisable pursuant to Section 8.
          (iv) The unvested Share repurchase right may be exercised by written notice to Grantee within 90 days after termination of Grantee’s Service (or exercise of the Option, if later). If notice is not given within such 90-day period, the repurchase option shall terminate unless the parties have extended the time for its exercise. Cash payment (or cancellation of purchase money indebtedness) must be made by the thirtieth (30th) day after the date of the written notice to Grantee of the exercise of the repurchase right.
     (f) Special Rules for 10% Owners. The exercise price of an ISO granted to an individual who owns stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Corporation shall not be less than one hundred ten percent (110%) of the fair market value of a Share on the date of grant. No ISO granted to an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock shall be exercisable after the expiration of five (5) years from the date of grant. For purposes of determining whether an employee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock, an employee shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries. Stock with respect to which the employee holds an Option shall not be counted.
     (g) Payment of Exercise Price. The exercise price for Shares purchased under an Option shall be paid in full by delivery of consideration equal to the product of the Option exercise price and the number of Shares purchased. Subject to Applicable Laws, in the sole discretion of the Administrator, payment of any Option’s exercise price may be made in cash, by check or cash equivalent, or as provided otherwise in this section, partly or wholly.
          (i) By Tender of Stock. If the exercise occurs on or after the Listing Date, payment may be made by tender to the Corporation of Shares owned by Grantee or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Option), which have a Fair Market Value on the date of tender or attestation equal to the aggregate exercise price of the Shares as to which said Option shall be exercised. Unless otherwise allowed under the Award Agreement, an Option may not be exercised by tender to the Corporation of Shares or attestation unless such Shares (i) have been owned by Grantee for more than six (6) months (or any shorter period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes), (ii) were not acquired, directly or indirectly, from the Corporation or (iii) are to pay required taxes as described in Section 11(n).
          (ii) By Cashless Exercise. If the exercise occurs on or after the Listing Date, and to the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, by delivery of a properly executed exercise notice, together with irrevocable instructions, to
               (a) a brokerage firm designated by the Corporation to deliver promptly to the Corporation the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and
               (b) the Corporation to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board.

         (iii) Such other medium as the Administrator determines, in its sole discretion.
     (h) Exercise of Option. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option will be deemed exercised when the Corporation receives: (i) written notice from the Grantee to the Corporation at the address specified in the Award Agreement, and (ii) full payment for the Shares with respect to which the Option is exercised (together with any applicable withholding taxes). After receiving proper notice of exercise and payment, the Corporation shall issue Shares as evidenced by issuing a certificate(s) for the Shares purchased or by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation. Until the Shares are issued (as evidenced as described in preceding sentence), no right to vote or to receive dividends or any other rights as a stockholder shall exist with respect to the awarded stock, notwithstanding the exercise of the Option. The Corporation will issue such Shares as soon as practicable after exercise.
     (i) Termination of Option.
         (1) Termination of Service. If a Grantee’s Service terminates, his or her rights to exercise an Option then held shall be limited. Grantee’s Service shall not be deemed to have terminated merely because of a change in the capacity in which Grantee renders Service or a change in the Company, provided that there is no interruption or termination of Grantee’s employment or service. Grantee’s Service with the Company shall be treated as continuing intact while the Grantee is on military leave, sick leave, or other bona fide leave of absence (such as temporary employment by the government) approved by the Company if the period of such leave does not exceed three (3) months, or, if longer, so long as the Grantee’s right to reemployment with the Corporation is provided either by statute or by contract. Where the period of leave exceeds three (3) months and where the Grantee’s right to reemployment is not provided either by statute or by contract, Service will be deemed to have terminated on the first day immediately following such three-month period. Subject to the foregoing, the Administrator, in its sole discretion, shall determine whether Grantee’s Service has terminated and the effective date thereof.
         (2) Regular Termination. Except as otherwise provided in paragraphs (3) through (5), if a Grantee’s Service terminates, Grantee shall have the right for a period of three (3) months after the date of termination to exercise the Option to the extent Grantee was entitled to exercise the Option on that date; provided, however, that the date of exercise is in no event after the expiration of the term of the Option. To the extent the Option is not exercised within this period, the Option will terminate.
         (3) Termination by Disability. If a Grantee terminates Service by reason of Disability, Grantee or his or her qualified representative shall have the right for a period of twelve (12) months after the date on which Grantee’s Service ends to exercise the Option to the extent Grantee was entitled to exercise the Option on that date, provided the date of exercise is in no event after the expiration of the term of the Option. To the extent the Option is not exercised within this period, the Option will terminate.

         (4) Termination Upon Death. If a Grantee dies while in Service, the person who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of the Grantee shall have the right for a period of twelve (12) months after the date of death to exercise the Option to the extent Grantee was entitled to exercise the Option on that date, provided the date of exercise is in no event after the expiration of the term of the Option. To the extent the Option is not exercised within this period, the Option will terminate.
         (5) Termination for Cause. If a Grantee’s Service is terminated by the Company for Cause, Grantee shall have no right to exercise the Option, and the Option will terminate.
         (6) Award Agreement. The Award Agreement may provide rules different from those set forth in subsections (1) through (5), provided that an Option may not be exercisable for more than three (3) months after the termination of Service (12 months if Service terminated by Disability as provided in Section 5(i)(3) or upon Death as provided in Section 5(i)(4)) unless the Committee concludes that a longer exercise period would not make variable accounting mandatory.
     (j) Modification, Extension, and Renewal. Within the limitations of the Plan, the Administrator shall have the power to modify, extend, or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not have the effect of significantly impairing any rights or obligations of any Option previously granted without the consent of Grantee. The Administrator shall consider the impact of Section 409A of the Code on any such modification, extension, renewal, or substitution grant.
     6. Stock Appreciation Rights.
     (a) Grant of SARs. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant SARs separately, or in tandem with any Options that have been or are granted under the Plan.
     (b) Terms and Conditions. Each SAR granted under the Plan shall be subject to the same terms and conditions that apply to Options pursuant to Section 5 herein, except as otherwise provided in this Section 6 or by the Administrator. Each SAR granted under the Plan shall be evidenced by an Award Agreement.
     (c) Exercise. An SAR shall be deemed exercised when the Corporation receives written notice of the exercise from the Grantee to the Corporation at the address specified in the Award Agreement.
     (d) Tandem SARs. An SAR granted in tandem with a related Option shall entitle the holder of the related Option to surrender to the Corporation the unexercised portion of the related Option and to receive from the Corporation in exchange therefor an amount equal to the excess of the Fair Market Value of one Share on the date the right is exercised over the exercise price per Share times the number of Shares covered by the portion of the Option that is surrendered. At the discretion of the Administrator, the payment upon exercise may be in cash, in Shares, or in a combination thereof. A tandem SAR shall have the same other terms and provisions as the related Option. Any SAR granted in tandem with an ISO shall be designed to meet the requirements of Section 422 of the Code. SARs shall be canceled to the extent the related Options are exercised, and the related Options shall be canceled to the extent the SARs are exercised.
     (e) Stand-Alone SARs. Upon exercise of a stand-alone SAR, a Grantee shall be entitled to receive from the Corporation an amount equal to the excess of the Fair Market Value of one Share on the date of exercise over the exercise price per Share times the number of Shares with respect to which the SAR is exercised. At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares, or in a combination thereof.
     7. Restricted Stock and Restricted Stock Units.
     (a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock and Restricted Stock Units in such amounts as the Administrator, in its sole discretion, shall determine. Each Restricted Stock and Restricted Stock Unit Award shall be evidenced by an Award Agreement.
     (b) Consideration for Awards. Restricted Stock Awards may be for past services, for future services, or for any other consideration, provided that at least the par value of each Share transferred pursuant to such Awards must be for consideration other than future services.
     (c) Vesting and Forfeiture. The Award Agreement shall provide a vesting schedule. Vesting may be immediate or deferred. Vesting may be time-based or performance-based (as determined by the achievement of Performance Goals). If a Grantee’s Service terminates during the applicable Restriction Period or portion thereof to which forfeiture conditions apply, any unvested Shares of Restricted Stock and Restricted Stock Units shall be forfeited, and the Corporation shall pay the Grantee $0.01 for each unvested Share of Restricted Stock, whether or not the Shares have been issued. For this purpose, a Grantee shall be treated as continuing to provide Services while the Grantee is on military leave, sick leave, or any other bona fide leave of absence (to be determined in the sole and absolute discretion of the Administrator). Notwithstanding the foregoing, the Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock and Restricted Stock Units shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Administrator may in other cases waive in whole or in part the forfeiture of Restricted Stock and Restricted Stock Units.
     (d) Time of Issuance or Payment. Each Restricted Stock Award Agreement and Restricted Stock Unit Award Agreement shall state the time that the Shares shall be issued, or amounts paid, to the Grantee. The issuance or payment may be immediate (as soon as administratively feasible) or deferred (at any later time, provided that the issuance may not be more than ten years after the effective date of the Award), before or after vesting. Issuance or payment may be accelerated by events such as a Change in Control, an initial public offering (IPO), sale of the Corporation or all or substantially all of the Corporation’s assets, or termination of Services, but may not be deferred for more than ten (10) years. Upon issuance of Shares, the Shares shall be fully paid and nonassessable and shall be issued in the name of the Grantee; however, at the request of the Grantee, the Shares may be issued in the names of the

Grantee and his or her spouse (i) as joint tenants with right of survivorship, (ii) as community property, or (iii) as tenants in common without right of survivorship or may be issued in the name of a child or a family trust. Until issuance, unless the Administrator determines otherwise, Shares shall be held by the Corporation as escrow agent.
     (e) Other Restrictions. The Administrator, in it sole discretion, may impose such other restrictions on Shares of Restricted Stock and Restricted Stock Units as it may deem advisable or appropriate.
     (f) Modification, Extension, and Renewal of Restricted Stock and RSU Awards. Within the limitations of the Plan, the Administrator may modify, extend, or renew outstanding Awards of Restricted Stock and Restricted Stock Units or accept the cancellation of such outstanding Awards (to the extent the Shares have not been issued) for the granting of new Awards in substitution therefore. The foregoing notwithstanding, no modification of an Award shall, without the consent of the Grantee, alter or impair any rights or obligations under any Award previously granted. The Administrator shall consider the impact of Section 409A of the Code on any such modification, extension, renewal, or substitution grant.
     8. Change in Control. An Award’s exercisability (or Restriction Period, as applicable) and term may be affected by a Change in Control, as described in this section.
     (a) Optional Assumption or Substitution. At the time of a Change in Control, the surviving, continuing, successor or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiror”), may either assume the Corporation’s rights and obligations with respect to outstanding Awards or substitute for outstanding Awards substantially equivalent Awards for the Acquiror’s stock. If the Acquiror is the same corporate entity as the Corporation, or its successor by merger, a reaffirmation of the Award shall be treated as an assumption, and a failure to reaffirm shall be treated as a failure to assume. Any assumption or substitution of an Option or SAR shall be designed to meet the requirements of Section 424 of the Code.
     (b) No Assumption or Substitution – Options and SARs. Unless otherwise determined by the Administrator, if the Acquiror does not assume or substitute for outstanding Options and SARs in connection with a Change in Control, a Grantee’s outstanding Options and SARs shall become fully vested and exercisable as of the date seven (7) days before the Effective Date of the Change in Control. The Administrator shall notify the Grantee in writing or electronically that the Option or SAR shall be exercisable. The vesting and exercise of any Option or SAR that was permissible solely by reason of a Change in Control shall be conditioned upon consummation of the Change in Control. Options and SARs that are neither assumed nor substituted for by the Acquiror in connection with a Change in Control, nor exercised as of the time of the Change in Control, shall terminate and cease to be outstanding.
     (c) No Assumption or Substitution – Restricted Stock and RSUs. Unless otherwise determined by the Administrator, if the Acquiror does not assume or substitute for a Grantee’s outstanding Restricted Stock or Restricted Stock Units in connection with a Change in Control, the Grantee’s outstanding Restricted Stock and Restricted Stock Units shall become fully vested as of the Effective Date of the Change in Control. The vesting of any Restricted Stock and Restricted Stock Unit that was permissible solely by reason of a Change in Control shall be conditioned upon consummation of the Change in Control. Shares that have not previously been issued under Restricted Stock or Restricted Stock Units, as applicable, that are neither assumed nor substituted for by the Acquiror in connection with a Change in Control shall be issued.
     (d) Award Agreement. The Award Agreement may provide rules different from those set forth in subsections (a) through (c).
     9. Securities Law Requirements. Shares shall not be issued pursuant to the exercise or settlement of an Award unless the exercise or settlement of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Corporation with respect to such compliance. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Corporation, such a representation is required by any Applicable Laws. The inability of the Corporation to obtain, from any regulatory body having jurisdiction, the authority deemed by the Corporation’s counsel to be necessary for the lawful issuance and sale of any Shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any Shares hereunder shall relieve the Corporation of any liability in respect of the nonissuance or sale of such Shares as to which such requisite authority shall not have been obtained.
     10. Restrictions on Shares Issued. The Corporation (or a representative of the Corporation’s underwriter(s)) may, in connection with the first underwritten registration of the offering of any securities of the Corporation, require that Grantee not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to, any Shares or other securities of the Corporation held by Grantee, for a period of time specified by the underwriter(s) (not to exceed 12 months) following the Corporation’s effective date of registration. Grantee will execute and deliver such other agreements that are reasonably requested by the Corporation or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto, and the Corporation may impose stop-transfer instructions with respect to Grantee’s Shares until the end of such specified period.
     11. Miscellaneous.
     (a) No Rights to Awards. Nothing in the Plan shall be construed to give any person any right to be granted an Award.
     (b) No Employment Rights. Neither the Plan nor the granting of an Award nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will utilize Grantee’s services for any period of time, or in any position, or at any particular rate of compensation.
     (c) No Stockholders’ Rights. A Grantee, or a transferee of a Grantee, shall have no rights as a stockholder with respect to any Shares covered by his or her Award until the Shares are issued. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property), distributions, or other rights for which the record date is prior to the date the Shares are issued.
     (d) Transferability. Unless otherwise provided in an Award Agreement, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner by the Grantee, whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, and all Awards granted under the Plan shall be exercisable during the Grantee’s lifetime only by the Grantee, or by the Grantee’s legal representative or guardian in the event of the Grantee’s incapacity; provided, however, that an NSO may be transferred upon the approval of the Administrator (in its sole discretion) by appropriate instrument to an inter vivos or testamentary trust in which the Option is to be passed to the Grantee’s beneficiaries upon the Grantee’s death or by gift to the Grantee’s immediate family (consisting of the Grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships). Any such purported assignment, sale, transfer, delegation, or other disposition in violation of this Section 11(d) shall be null and void. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.
     (e) Claims. Any person who makes a claim for benefits under the Plan or under any Award Agreement entered into pursuant to the Plan shall file the claim in writing with the Administrator. Written notice of the disposition of the claim shall be delivered to the claimant within 60 days after filing. If the claim is denied, the Administrator’s written decision shall set forth (i) the specific reason or reasons for the denial, (ii) a specific reference to the pertinent provisions of the Plan or Award Agreement on which the denial is based, and (iii) a description of any additional material or information necessary for the claimant to perfect his or her claim and an explanation of why such material or information is necessary. If the Administrator describes additional material or information and such material or information is available, the claimant may resubmit the claim within 60 days after the claim is denied. No lawsuit may be filed by the claimant until a claim is made and denied pursuant to this subsection. The claimant may not present additional material or information in connection with any lawsuit unless the material or information has first been submitted to the Administrator in connection with the original claim or in connection with a resubmission within 60 days after the claim was denied.
     (f) Attorneys’ Fees. In any legal action or other proceeding brought by either party to enforce or interpret the terms of the Award Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs.
     (g) Confidentiality. The terms and conditions of the Award Agreement, including without limitation the number of Shares for which the Option is granted, are confidential. Grantee shall not disclose the terms of the Option to any third party, except to Grantee’s financial or legal advisors, tax preparer or family members, unless disclosure is required by law.
     (h) Corporation Free to Act. An Award grant shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of any member of the Company or any issue of bonds, debentures, or preferred or preference stocks affecting the Shares or the rights thereof, or of any rights, options, or warrants to purchase any capital stock of the Corporation, or the dissolution or liquidation of the Corporation, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings of the Corporation, whether of a similar character or otherwise.
     (i) Acquired Company Awards. Notwithstanding anything in the Plan to the contrary, the Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities (“Acquired Entities”) (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the “Acquisition Transaction”); provided, however, any substitution or assumption of a stock option or a stock appreciation right pursuant to an Acquisition Transaction shall meet the requirements of Section 424 of the Code. In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Administrator without any further action by the Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such Awards shall be deemed to be Grantees.
     (j) Severability. If any provision of the Plan or Award Agreement, or its application to any person, place, or circumstance, is held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, that provision shall be enforced to the greatest extent permitted by law, and the remainder of this Plan and Award Agreement and of that provision shall remain in full force and effect as applied to other persons, places, and circumstances.
     (k) Governing Law. This Plan and the Award Agreement shall be governed by and construed in accordance with the laws of the State of Georgia applicable to contracts wholly made and performed in the State of Georgia, except to the extent superseded by Federal law.
     (l) Rules of Exchange. If the Shares are listed on any established stock exchange or traded on the NASDAQ National Market or the NASDAQ SmallCap Market, the applicable requirements of any such exchange or market shall be hereby incorporated by reference.
     (m) Competition. If the Award Agreement subjects the Award to this subsection, a Grantee who has a contract of employment that defines Grantee’s obligations with respect to competition violates such obligations or if a Grantee has no such contract either renders services for any organization or business that is or becomes competitive with the Company or engages directly or indirectly in any organization or business which is or becomes otherwise prejudicial to or in conflict with the interests of the Company, as determined by the Administrator, prior to or during a six-month period after any exercise of an Option or settlement of an Award, the exercise or settlement shall be cancelled and rescinded. The Administrator shall notify the Grantee in writing of any such cancellation and rescission within two years after such exercise or settlement. Within ten days after receiving such notice from the Administrator, the Grantee shall pay to the Corporation the amount of any gain realized or payment received as a result of the cancelled and rescinded exercise of the Option or settlement of the Award.

     (n) Taxes and Withholding. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Corporation shall have the right to deduct from the Shares issuable or the cash payable, or to require a Grantee to remit to the Corporation, an amount sufficient to satisfy any federal, state, local and foreign taxes, if any, required by law to be withheld by the Corporation with respect to such Award (or exercise thereof). Alternatively or in addition, the Corporation, in its sole discretion, shall have the right to require a Grantee, through payroll withholding, cash payment or otherwise, including by means of a cashless exercise (as described in Section 5(g)(ii)), to make adequate provision for any such tax withholding obligations of the Corporation arising in connection with an Award. The Corporation may also accept from Grantee the tender of a number of whole Shares having a Fair Market Value equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Corporation with respect to an Option or the Shares acquired upon the exercise thereof.
     (o) Fractional Shares. The Corporation shall not be required to issue or deliver any fractional Share upon the exercise of an Option or SAR, or the settlement of a Restricted Stock or Restricted Stock Unit Award. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated. Any action pursuant to this Section 11(o) shall be consistent with Section 409A of the Code.
     (p) Bifurcation. Notwithstanding anything in the Plan to the contrary, the Board, in its discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Grantee’s who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Grantees.
     12. Right of First Refusal. Any Shares received pursuant to the exercise of an Option or SAR or upon settlement of an Award which are not readily tradable on an established market shall be subject to a “right of first refusal.” The right of first refusal shall provide that, prior to any subsequent transfer, the Shares must first be offered for purchase in writing to the Corporation at the then fair market value, which, for this purpose, shall be the price specified in a bona fide written offer from an independent prospective buyer. The Corporation will have a total of thirty (30) business days to exercise the right of first refusal on the same terms offered by an independent prospective buyer. The Corporation may assign any right of first refusal it may have, whether or not then exercisable, to person(s) as may be selected by the Corporation. The right of first refusal shall terminate upon the Listing Date.
     13. Effective Date of the Plan. The Plan will become effective upon adoption by the Board, subject to approval by the Corporation’s stockholders within twelve (12) months of such adoption. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. Awards may be granted under the Plan at any time after the Plan’s adoption and before the termination of the Plan. The Plan shall terminate on the 10th anniversary of its adoption. Any Option exercised or Award received before stockholder approval is obtained shall be rescinded if stockholder approval is not obtained within the time prescribed, and Shares issued on the exercise of any such Option or settlement of such Award shall not be counted in determining whether stockholder approval is obtained.

     14. Amendment and Termination of the Plan. The Board may at any time suspend or terminate the Plan or revise or amend it in any respect whatsoever. The Corporation shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. No suspension, termination, revision or amendment of the Plan shall impair the rights of any Grantee, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Corporation. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
     15. Definitions. Whenever the following terms are used in the Plan, they shall have the meaning indicated below, unless a different meaning is required by the context.
     “Administrator” means a committee consisting of two or more Board members, the composition of which shall satisfy at all times on and after the Listing Date the requirements of Rule 16b-3 of the Exchange Act, Section 162(m) of the Code, and the rules of any applicable stock exchange or national market system or quotation system on which the Common Stock is listed or quoted.
     “Applicable Laws” means the legal requirements relating to the administration of equity compensation plans, if any, under applicable provisions of federal securities laws, applicable state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system or quotation system on which the Common Stock is listed or quoted, and the applicable laws and rules of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
     “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, or Restricted Stock Units.
     “Award Agreement” means the written agreement evidencing the grant of an Award. The Award Agreement shall be in such form as the Administrator shall from time to time approve, which shall comply with and be subject to the terms and conditions of the Plan. Award Agreements need not be the same for each Grantee.
     “Board” means the board of directors of the Corporation.
     “Cause” Unless the Award Agreement provides otherwise, for purposes of this Plan, “Cause” means:
     (1) Grantee is convicted of, pleads guilty to, or confesses or otherwise admits to any felony involving intentional conduct or any act of fraud, misappropriation or embezzlement;
     (2) Grantee knowingly engages in any act or course of conduct or knowingly fails to engage in any act or course of conduct (a) which is reasonably likely to adversely affect the Company’s right or qualification under applicable laws, rules or regulations to serve as an exchange or other form of a marketplace for trading commodities or (b) which violates the rules of any exchange or market on which the Company effects trades

(or at such time is actively contemplating effecting trades) and which could lead to a denial of the Company’s right or qualification to effect trades on such exchange or market;
     (3) There is any act or omission by Grantee involving malfeasance or gross negligence in the performance of Grantee’s duties and responsibilities to the material detriment of the Company; or
     (4) Grantee breaches in any material respect any of the provisions of any applicable employment agreement or violates any provision of any generally applicable code of conduct which is distributed in writing to the Company’s employees; provided, however,
     (5) If Grantee’s employment contract contains a procedure for determining whether Cause exists, that procedure shall apply under this Agreement.
     “Change in Control” Unless the Award Agreement provides otherwise, for purposes of this Plan, “Change in Control” means the occurrence of any of the following events:
     (1) Any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), is or becomes the beneficial owner (as defined in Rule 13d-3 under such Act), directly or indirectly, of securities representing 30% or more of the combined voting power of the then outstanding securities of the Corporation eligible to vote for the election of the members of the Board unless (A) such person is the Corporation or a subsidiary of the Corporation, (B) such person is an employee benefit plan (or a trust which is a part of such a plan) which provides benefits exclusively to, or on behalf of, employees or former employees of the Company, (C) such person is an underwriter temporarily holding such securities pursuant to an offering of such securities, (D) such person is Grantee, an entity controlled by Grantee or a group which includes Grantee or (E) such person acquired such securities in a Non-Qualifying Transaction (as defined in (4) below);
     (2) During any period of two consecutive years or less beginning after the closing date of the initial public offering of the common stock of the Corporation, individuals who at the beginning of such period constitute the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by at least two-thirds of the directors then still in office who were directors at the beginning of the period (either by a specific vote of such directors or by the approval of the Corporation’s proxy statement in which each such individual is named as a nominee for a director without written objection to such nomination by such directors); provided, however, that no individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be approved;

         (3) Any dissolution or liquidation of the Corporation or any sale or the disposition of 50% or more of the assets or business of the Corporation, or
         (4) The consummation of any reorganization, merger, consolidation or share exchange or similar form of corporate transaction involving the Corporation unless (A) the persons who were the beneficial owners of the outstanding securities eligible to vote for the election of the members of the Board immediately before the consummation of such transaction hold more than 60% of the voting power of the securities eligible to vote for the members of the board of directors of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (B) the number of the securities of such successor or survivor corporation representing the voting power described in (A) above held by the persons described in (A) above immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned the outstanding securities eligible to vote for the election of the members of the Board immediately before the consummation of such transaction, provided (C) the percentage described in (A) above of the securities of the successor or survivor corporation and the number described in (B) above of the securities of the successor or survivor corporation shall be determined exclusively by reference to the securities of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of the Corporation by the persons described in (A) above immediately before the consummation of such transaction (any transaction which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”);
Notwithstanding the foregoing, the initial public offering of the common stock of the Corporation shall in no event constitute a Change in Control.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Common Stock” means the Common Stock, par value $0.01 per Share, of the Corporation.
     “Company” means, collectively, the Corporation and any “parent corporation” or “subsidiary corporation” of the Corporation as defined in Code §424(e) and §424(f), respectively.
     “Corporation” means IntercontinentalExchange, Inc., a Delaware corporation.
     “Disability” Unless the Award Agreement provides otherwise, for purposes of this Plan, “Disability” means permanent and total disability as defined in Code §22(e)(3).
     “Effective Date of a Change in Control” Unless the Award Agreement provides otherwise, for purposes of this Plan, “Effective Date of a Change in Control” means either the date which includes the “closing” (as such term is commonly understood in the United States) of the transaction which makes a Change in Control effective if the Change in Control is made effective through a transaction which has such a “closing” or the earliest date a Change in Control is reported in accordance with any applicable law, regulation, rule or common practice as effective to any government or any agency of any government or to any exchange or market in which the Corporation effects any trades if the Change in Control is made effective other than through a transaction which has such a “closing.”
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
     (1) After the Listing Date, if the Shares are listed on any established stock exchange or traded on the NASDAQ National Market or the NASDAQ SmallCap Market, the Fair Market Value of a Share shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
     (2) On or before the Listing Date, the Fair Market Value shall be determined in good faith by the Administrator using any reasonable valuation method.
     “Grantee” means a person who has been granted an Award under the Plan.
     “ISO” means an incentive stock option within the meaning of Code §422.
     “Listing Date” means the first date upon which any security of the Corporation is listed or approved for listing upon notice of issuance on any securities exchange.
     “NSO” means an option that is not an ISO.
     “Option” means a stock option granted pursuant to the Plan.
     “Performance Goals” means the goals determined by the Administrator, in its discretion, to be applicable to a Grantee with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using certain Company or individual performance measures. The Performance Goals may differ from Grantee to Grantee and from Award to Award. Any criteria used may be measured in absolute terms or relative to comparison companies. Such Performance Goals may include, but are not limited to, earnings; earnings per share; earnings before interest, taxes, depreciation and amortization; revenue; profits; profit growth; profit-related return ratios; cost management; dividend payout ratios; market share; economic value added; cash flow; total shareholder return, or other measures of performance selected by the Administrator. The Administrator shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affective the Company or the financial statements of the Company, in response to changes in Applicable Laws, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.
     “Plan” means this IntercontinentalExchange, Inc. 2005 Equity Incentive Plan.

     “Restricted Stock” means an Award of Shares that may be subject to certain restrictions and a risk of forfeiture.
     “Restricted Stock Unit” or “RSU” means a right granted to a Grantee to receive Shares or cash upon satisfaction of specified performance or other criteria, such as continuous Service.
     “Restriction Period” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the shares are subject to a substantial risk of forfeiture. Such restrictions may be based on continuous Service, the achievement of Performance Goals, and/or the occurrence of other events as determined by the Administrator.
     “Service” means the Grantee’s employment or service with the Company, whether in the capacity of an employee, a director, or a consultant.
     “Share” means one share of Common Stock.
     “Stock Appreciation Right” or “SAR” means an Award that is designated as an SAR pursuant to Section 6 of the Plan.
     IN WITNESS WHEREOF, the undersigned Secretary of the Corporation certifies that this Plan was adopted by the Board on April 29, 2005, effective as of the same date.

Johnathan H. Short, Secretary